                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or 240.14a-12

                                 Ride, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                   RIDE, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              MONDAY, MAY 18, 1998

     Notice is hereby given that the Annual Meeting of Shareholders of RIDE, INC. (the "Company") will be held at 9:00 a.m. local time on Monday, May 18, 1998, at the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington 98004 for the following purposes:

     (1) To elect three (3) directors;


     (2) To consider and act upon a proposal to amend the Company's Restated Articles of Incorporation ("Restated Articles") to establish a classified Board of Directors, as more fully described in the accompanying Proxy Statement;



     (3) To consider and act upon a proposal to amend the Restated Articles to provide for the removal of directors only for cause, as more fully described in the accompanying Proxy Statement;



     (4) To consider and act upon a proposal to amend the Restated Articles to increase the authorized amount of Common Stock, without par value, from 20,000,000 to 40,000,000 shares, as more fully described in the accompanying Proxy Statement;



     (5) To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year; and



     (6) To transact and vote upon such other business as may properly come before the meeting.


     The Board of Directors has fixed the close of business on April 7, 1998 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ David H. David

                                          David H. Davis
                                          Secretary

Preston, Washington
April   , 1998

                             YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to sign, date and return the accompanying proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY RETURNING A SIGNED AND DATED PROXY WILL SAVE THE COMPANY THE EXTRA EXPENSE OF ADDITIONAL SOLICITATION. An addressed, postage paid envelope is provided for that purpose. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as the proxy is revocable at your option in the manner stated in the accompanying Proxy Statement.

                                   RIDE, INC.
                              8160 304TH AVENUE SE
                           PRESTON, WASHINGTON 98050
                                 (425) 222-6015

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         INFORMATION REGARDING PROXIES

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Ride, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at 9:00 a.m. local time on Monday, May 18, 1998, and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the Bellevue Club, 11200 SE 6th Street Bellevue, Washington 98004.

                           RECORD DATE; VOTING RIGHTS

     Only shareholders of record on the books of the Company at the close of business on April 7, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting.

     It is anticipated that these proxy solicitation materials and a copy of the Company's 1997 Annual Report to Shareholders will be first sent to shareholders on or about April 20, 1998. The only outstanding voting securities of the Company are shares of common stock (the "Common Stock"), each of which is entitled to one vote. As of the Record Date, there were 12,156,035 shares of Common Stock issued and outstanding. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting.

                                 REQUIRED VOTE


     Under Washington law and the Company's Bylaws, if a quorum is present the three nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by shareholders present in person or represented by proxy at the meeting and entitled to vote shall be elected directors. Shareholders do not have the right to cumulate their votes in the election of directors. The affirmative vote of a majority of the shareholders present in person or represented by proxy at the meeting and entitled to vote is required for approval of Proposals Two, Three and Four. Abstentions and broker non-votes will be considered represented at the Annual Meeting for the purpose of calculating a quorum and will have no effect on the election of directors. However, any abstentions and broker non-votes will have the practical effect of votes "against" any other proposals properly coming before the Annual Meeting because each such abstention or broker non-vote represents one less vote in favor of such proposal.


                                    PROXIES

     If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, such shares will be voted for the proposals set forth therein. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to David H. Davis, Secretary of the Company, by executing and delivering to the Company another proxy dated as of a later date or by voting in person at the Annual Meeting. Proxies and ballots will be received and tabulated by TransSecurities International, Inc., an independent business entity not affiliated with the Company.

     This solicitation is made on behalf of the Board of Directors of the Company. Proxies may be solicited by officers, directors and employees of the Company, none of whom will receive any additional compensation for their services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph or messenger. The Company may pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

     The Common Stock is quoted on Nasdaq National Market. The last sale price for the Common Stock as reported by Nasdaq National Market on April 7, 1998 (the Record Date), was $2.00 per share.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     A Board of Directors consisting of three members will be elected at the Annual Meeting to hold office until the next annual meeting of shareholders at which their respective positions are up for election and until their successors are elected and qualified. The Board of Directors has unanimously approved the nominees listed below, all of whom are currently members of the Board of Directors. If Proposal Two to amend the Company's Restated Articles to establish a classified Board of Directors is approved, then each of the nominees will be in the class set forth below. Information concerning each nominee is set forth below.

     Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the nominees. Although the Board of Directors anticipates that each of the nominees will be available to serve as a director of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

     Robert E. Hall, age 49, joined the Company in August 1996 as Chief Executive Officer and President, and was appointed to the Board of Directors in September 1996. In November 1992 Mr. Hall acquired Galena Creek Trading Company, Inc., dba Smiley Hats, a manufacturer of ski and sports apparel, and served as its Chief Executive Officer until September 1996. In November 1985 Mr. Hall joined Allegra, Inc., dba Vaurnet-France, a manufacturer of eyewear, accessories and apparel, as its President and Chief Executive Officer, in which capacity he served until June 1991. Mr. Hall previously was employed by Salomon/North America beginning in 1973, and served as its President and Chief Executive Officer from 1981 through 1986. Mr. Hall received his B.S. degree from the University of Colorado. If Proposal Two is approved, Mr. Hall will be elected for a term expiring at the annual meeting in 2000.

     Cory J. Hechler, age 33, has served as a director of the Company since December 1993. Mr. Hechler joined Bear Stearns Securities, Inc., an investment banking firm, in January 1986 and has been a Senior Managing Director since September 1993. Mr. Hechler received his B.A. degree from the State University of New York at Oneonta. If Proposal Two is approved, Mr. Hechler will be elected for a term expiring at the annual meeting in 1999.

     Mark M. Salter, age 38, has been a director of the Company since April 1993, and served as Vice Chairman of the Board from November 1993 to December 1995. He also served as the Company's Director of Investor Relations from October 1994 until September 1995. Mr. Salter has been the Director of Fixed Income Securities for Amherst Securities Group, Inc., a Houston-based securities broker-dealer, since October 1995. From 1989 to 1994, he was Executive Vice President and Director of Trading for Westcap Securities L.P., a Houston-based fixed income securities firm. Mr. Salter received his B.A. degree from York University in Toronto. If Proposal Two is approved, Mr. Salter will be elected for a term expiring at the annual meeting in 2001.

                 PROPOSAL TWO -- PROPOSED AMENDMENT TO CLASSIFY
                             THE BOARD OF DIRECTORS


     On April 6, 1998, the Company's Board of Directors approved an amendment to the Company's Restated Articles to classify the Company's Board of Directors into three classes ("Amendment No. 1"). Amendment No. 1 may have an impact upon the rights of shareholders and may be characterized as an anti-takeover measure which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Company more difficult. Each shareholder should carefully study the description of Amendment No. 1 contained herein and the text of the proposed amendment as set forth on Exhibit A to this Proxy Statement. The description of Amendment No. 1 set forth below is qualified in its entirety by reference to the text of Amendment No. 1 set forth on Exhibit A.


CLASSIFIED BOARD


     The Company's existing charter documents provide that directors are to be elected annually for one-year terms. Proposed Amendment No. 1 would change this process by dividing the Board of Directors into three classes, with each class to be as nearly equal in number as possible. Starting with the annual meeting of shareholders in 1999, one class will be elected each year for a three-year term.



     The classification of directors will have the effect of making it more difficult to change the composition of the Board of Directors at every election of directors. At least two shareholder meetings, instead of one (as under the current charter provisions), will be required to effect a change in the majority control of the Board and at least three shareholder meetings will be required to effect a change in the entire Board of Directors, except in the event of vacancies resulting from resignation, removal for cause or other reasons (in which case the remaining directors will fill the vacancies so created). See "Proposal Three -- Proposed Amendment to Remove Directors Only for
Cause -- Removal of Directors Only for Cause; Filling Vacancies on the Board of Directors" below.


     The Board believes that Amendment No. 1 would help ensure continuity of experience, which is desirable and in the best interests of the Company and its shareholders' equity. The Board believes that the longer time required to elect a majority of a classified Board will also help to assure continuity and stability of the Company's management and policies, since a majority of the directors at any given time will have prior experience as directors of the Company.


REASONS FOR AMENDMENT NO. 1


     Over the last several years, there has been a trend toward the accumulation of substantial stock positions in public corporations by outside parties either with a view toward using a controlling block of stock to force a merger or consolidation, or as a prelude to proposing a restructuring or sale of all or part of a corporation or other similar extraordinary corporate action requiring the approval of its board of directors. These actions are often undertaken without advance notice to, or consultation with, management of the corporation. In many cases, such third parties seek representation on the corporation's board of directors in order to increase the likelihood that their proposals will be implemented by the corporation. If the corporation resists the efforts to obtain representation on its board, the outside parties may commence proxy contests to have themselves or their nominees elected to the board in place of certain directors or the entire board.

     Although takeovers or changes in management of a corporation, which are proposed and effected without prior consultation and negotiation with the corporation's management are not necessarily detrimental to the corporation and its shareholders, it is believed that in many circumstances such efforts may not be beneficial to the interests of a corporation and its shareholders because they may deprive management of the time and information necessary to evaluate the proposals, to study alternative proposals and to help ensure that the best price is obtained in any transaction which may ultimately be undertaken. Thus, Amendment No. 1 is designed to protect against rapid shifts in control of the Board, to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Company's management and the Board and assist in assuring continuity in the management, affairs and business strategies of the Company.

     However, it should be noted that Amendment No. 1 would make a change in directors and management for any reason more difficult at each election of directors, even if this would be beneficial to shareholders. The staggering of terms of directors would have the effect of requiring at least two shareholder meetings, instead of one, as at present, to effect a change in majority control of the Board. If Amendment No. 1 is adopted, shareholders will elect directors to longer terms, and existing directors, if re-elected, would be the initial beneficiaries of the extended terms. In addition, if Amendment No. 1 is approved, it could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even if the Company's shareholders may consider such a change in control to be in their best interests. See "Anti-Takeover Considerations."



     Amendment No. 1 is consistent with Washington corporate law, which authorizes the classification of a board of directors into two or more classes.


     Amendment No. 1 is not the result of any specific efforts of which the Company is aware to accumulate the Company's securities or to obtain control of the Company. However, for the reasons stated above, the Company's Board of Directors believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to takeover or restructure the Company by adopting Amendment No. 1 at this time outweigh the disadvantages of discouraging such proposals.

ANTI-TAKEOVER CONSIDERATIONS

     As described above, Amendment No. 1 may have an impact upon the rights of shareholders and may be characterized as an anti-takeover measure which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Company more difficult, even if the Company's shareholders may consider such a change in control to be in their best interests. The Company's existing Restated Articles and Bylaws, as well as the Washington Business Corporation Act, presently contain certain anti-takeover provisions which could discourage a third party from attempting to acquire, or make it more difficult for a third party to acquire, control of the Company without approval of the Company's Board of Directors. Such provisions could also limit the price that certain investors might be willing to pay in the future for the Common Stock.

CLASS NOMINEES

     Subject to shareholder approval of Amendment No. 1, the Board of Directors to be elected at the Annual Meeting will be divided into three classes. The Class I director will hold office until the 1999 annual meeting of shareholders and his successor is elected and qualified, the Class II director will hold office until the annual meeting of shareholders in 2000 and his successor is elected and qualified, and the Class III director will hold office until the 2001 annual meeting of shareholders, and until his successor is elected and qualified. Thereafter, each director will be elected to a three-year term, with one-third of the number of authorized directors being elected at each annual meeting of shareholders. The Board of Directors has unanimously approved the classification of the nominees listed below.

        Class I:     Cory J. Hechler
        Class II:    Robert E. Hall
        Class III:   Mark M. Salter

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT NO. 1 TO THE RESTATED ARTICLES.


            PROPOSAL THREE -- PROPOSED AMENDMENT TO REMOVE DIRECTORS


                                 ONLY FOR CAUSE



     On April 6, 1998, the Company's Board of Directors approved an amendment to the Company's Restated Articles to provide for removal of directors only for cause ("Amendment No. 2"). Amendment No. 2 may have an impact upon the rights of shareholders and may be characterized as an anti-takeover measure which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Company more difficult. Each shareholder should carefully study the description of Amendment No. 2 contained herein and the text of the proposed amendment as set forth on Exhibit B to this Proxy Statement. The description of Amendment No. 2 set forth below is qualified in its entirety by reference to the text of Amendment No. 2 set forth on Exhibit B.



REMOVAL OF DIRECTORS ONLY FOR CAUSE; FILLING VACANCIES ON THE BOARD OF DIRECTORS



     Under Washington law, unless the articles of incorporation otherwise provide, a director, or the entire board of directors, may be removed by the shareholders with or without cause. Article IV, Section 4 of the Company's present Bylaws provides that the entire Board of Directors, or any member thereof, may be removed by an affirmative vote of the holders of a majority of shares entitled to vote. Amendment No. 2 provides that directors may be removed only by shareholders holding at least a majority of the outstanding Common Stock acting at a meeting called for such purpose and only for cause. "Cause" is defined in Amendment No. 2 to exist only if the director whose removal is proposed (i) has been convicted of a felony by a court of competent jurisdiction or (ii) has been adjudged by a court of competent jurisdiction to be liable for engaging in an act involving willful malfeasance which had a material adverse effect on the Company. Amendment No. 2 also provides that a majority of the remaining directors may fill a vacancy on the Board occurring during the course of the year, and the new director so elected will serve for the remainder of his or her predecessor's term. In the event that a new directorship is created due to an increase in the fixed number of directors, a majority of the directors then in office may fill such newly created directorship, and the new director so elected will serve for the same terms as that of the other directors of the class of which he or she is a member. The provisions of Amendment No. 2 relating to the removal of directors will preclude a third party from removing incumbent directors without cause and simultaneously gaining control of the Board by filling the vacancies created by such removal with its own nominees. These provisions will also reduce the power of shareholders generally, even those with a majority interest in the Company, to remove incumbent directors and to fill vacancies on the Board without the support of the incumbent directors.



REASONS FOR THE AMENDMENT NO. 2



     The reasons for adopting Amendment No. 2 are the same as the general marketplace rationales given above for adopting Amendment No. 1. See "Proposal Two -- Proposed Amendment to Classify the Board of Directors -- Reasons for Amendment No. 1."



     Amendment No. 2 would prohibit removal of incumbent directors by a holder of a large block of the Company's shares except for cause. If Amendment No. 2 is adopted, it could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even if the Company's shareholders may consider such a change in control to be in their best interests. See "-- Anti-Takeover Considerations."



     Amendment No. 2 is consistent with Washington corporate law, however, as stated above, absent the limitation of the removal of directors contained in Amendment No. 2, shareholders would have the right under Washington corporate law to remove directors, with or without cause, by a majority vote.



     Amendment No. 2 is not the result of any specific efforts of which the Company is aware to accumulate the Company's securities or to obtain control of the Company. However, for the reasons given in this Proxy Statement, the Company's Board of Directors believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to takeover or restructure the Company by adopting Amendment No. 2 at this time outweigh the disadvantages of discouraging such proposals.



ANTI-TAKEOVER CONSIDERATIONS



     As described above, Amendment No. 2 may have an impact upon the rights of shareholders and may be characterized as an anti-takeover measure which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Company more difficult, even if the Company's shareholders may consider such a change in control to be in their best interests. The

Company's existing Restated Articles and Bylaws, as well as the Washington Business Corporation Act, presently contain certain anti-takeover provisions which could discourage a third party from attempting to acquire, or make it more difficult for a third party to acquire, control of the Company without approval of the Company's Board of Directors. Such provisions could also limit the price that certain investors might be willing to pay in the future for the Common Stock.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT NO. 2 TO THE RESTATED ARTICLES.



                PROPOSAL FOUR -- PROPOSED AMENDMENT TO AUTHORIZE

                       ADDITIONAL SHARES OF COMMON STOCK


     On April 6, 1998, the Company's Board of Directors approved an amendment to the Company's Restated Articles increasing the number of authorized shares of the Company's Common Stock from 20,000,000 to 40,000,000 ("Amendment No. 3"). Each shareholder should carefully study the description of Amendment No. 3 contained herein and the text of Amendment No. 3 as set forth on Exhibit C to this Proxy Statement. The description of Amendment No. 3 set forth below is qualified in its entirety by reference to the text of Amendment No. 3 set forth on Exhibit C.


REASONS FOR THE PROPOSED AMENDMENT

     The increase is proposed by the Board in order to make available additional shares of Common Stock for various purposes, including issuances in connection with the conversion of outstanding securities, equity financings, stock dividends, possible future acquisitions and stock benefit plans. Pursuant to
Article V of the Restated Articles, the Company is authorized to issue twenty million (20,000,000) shares of Common Stock and ten million (10,000,000) shares of Preferred Stock. On April 7, 1998, the Company had 12,156,035 shares of Common Stock outstanding, and an aggregate of 6,344,819 shares reserved for issuance for various purposes, including issuances under the Company's stock option and other employee benefit plans, upon conversion of outstanding convertible preferred stock, upon the exercise of outstanding warrants, and in payment of certain dividend rights under outstanding preferred stock.

     In December 1997, the Company issued 3,000 shares of Series B 5% Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") to a single institutional investor (the "Series B Investor"). Portions of the Series B Preferred Stock may be converted into the Company's Common Stock beginning March 1998. All of the Series B Preferred Stock converts automatically in December 2000. Subject to certain adjustments, the Series B Preferred Stock converts to Common Stock at the lesser of $2.68 per share or 90% of the market price (as defined) of the Common Stock at the time of conversion. As of March 12, 1998, approximately 1,626,016 shares of Common Stock would have been issuable upon conversion of all of the Series B Preferred Stock. In addition, the Series B Investor received warrants to purchase 200,000 shares of Common Stock for $2.68 per share and an additional 83,784 shares of Common Stock may be issued to the Series B Investor prior to January 30, 1999 in payment of certain dividend rights. The actual number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock and payment of dividends thereon is subject to adjustment depending upon factors that cannot be predicted by the Company at this time, but which may include, the future market price of the Common Stock and the payment of dividends on the Series B Preferred Stock in additional shares of Common Stock. Therefore, the increase in authorized Common Stock is necessary to ensure that the Company has sufficient Common Stock authorized to issue upon conversion of the Series B Preferred Stock.


     In addition, the authorized but unissued shares of Common Stock would be available for issuance from time to time without further action by the shareholders, except for those instances in which applicable laws, rules or Nasdaq regulations require shareholder approval. Substantial amounts of additional new Common Stock could be issued to delay or defeat a change in control of the Company. The Company does not currently expect to use any unissued Common Stock for this purpose. The Board of Directors is not aware of any effort to effect a change in control or takeover of the Company. Other than as discussed above, the Company has no current plans to use unissued Common Stock for any specific purpose, including without limitation, the acquisition of another entity.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT NO. 3 TO THE RESTATED ARTICLES.



             PROPOSAL FIVE -- RATIFICATION OF INDEPENDENT AUDITORS


     The Company has selected Ernst & Young LLP to continue as its independent auditors for the 1998 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and have the opportunity to make a statement if they so desire and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                 ADDITIONAL INFORMATION CONCERNING THE COMPANY

BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended December 31, 1997, there were six meetings of the Board of Directors and four actions by unanimous written consent. Each director attended at least 75% of all meetings of the Board of Directors and committees on which he served.

     The Board of Directors has a standing Nominating Committee, Audit Committee and Compensation Committee.

     The Nominating Committee consists of Messrs. Hechler, Hall and Salter (Chairman). Under the terms of its charter, the Nominating Committee has been granted authority to recommend for full Board approval the nomination, appointment, election or hire, as the case may be, of the Company's directors and executive officers (to the extent such authority as it relates to executive officers is not, under the Company's bylaws, vested in the Company's president and chief executive officer). The Nominating Committee will not consider nominees for director recommended by shareholders. Formed in January 1997, the Nominating Committee did not meet during the fiscal year ended December 31, 1997.

     In 1997, the Audit Committee consisted of Messrs. Salter and Wasserman (Chairman). Under the terms of its charter, the Audit Committee has been granted authority to recommend the Company's independent auditors, assess audit scope, assess the risk of fraudulent financial reporting, oversee the periodic financial reporting process and communicate with the Company's accounting personnel. The Audit Committee met twice during the fiscal year ended December 31, 1997.

     In 1997, the Compensation Committee consisted of Messrs. Salter, Wasserman and Hechler (Chairman). The Compensation Committee has the authority to set compensation policies and procedures, to determine the total compensation of all officers of the Company, and to administer the Company's stock option plans. The Compensation Committee took two actions by consent during the fiscal year ended December 31, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1997, Messrs. Salter and Wasserman, shareholders and directors of the Company, were members of the Compensation Committee of the Board, and were former executive officers of the Company.

BOARD COMPENSATION

     Directors who are employees of the Company are not compensated for service as directors. Non-employee directors of the Company receive $1,000 per board meeting attended in person. The Company also reimburses each director for reasonable expenses incurred in attending meetings of the Board of Directors. In addition, upon initial election to the Board of Directors, each non-employee director receives an option under the Company's 1994 Directors' Nonqualified Stock Option Plan to purchase 40,000 shares of Common Stock. The options become vested and exercisable in 25% increments each year commencing on the first anniversary of the date of grant. Unvested and unexpired options terminate upon the first of the following events:
(i) ten years from the date of grant; (ii) the expiration of 90 days from the date of an optionee's termination as a director for any reason other than death or disability; or (iii) the expiration of one year from the date of death of an optionee or cessation of the optionee's service as a director by reason of disability.

BOARD RESIGNATIONS

     Gerald B. Wasserman, age 60, has been a director of the Company since March 1995, and served as interim Chief Executive Officer from May 1996 until Mr. Hall joined the Company in August 1996. Mr. Wasserman is currently Chairman, President and Chief Executive Officer of SLM International, Inc., a world-wide manufacturer of hockey skates and protective equipment, which he joined in September 1996. From July 1992 to March 1994, Mr. Wasserman served as President and Chief Executive Officer of Weider Health and Fitness, a manufacturer and marketer of home fitness equipment. From April 1988 to July 1992, Mr. Wasserman was President and Chief Executive Officer of Canstar Sports Inc., a manufacturer and marketer of hockey skates and related equipment. Mr. Wasserman is a Chartered Accountant.

     Effective April 6, 1998, Mr. Wasserman resigned his position as director of the Company. On such date, the Bylaws of the Company were amended to decrease the number of Board seats available from four to three.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     David H. Davis, age 38, joined the Company as Secretary and General Counsel in September 1996. Prior to that he served as Corporate Counsel and Assistant Secretary of Egghead, Inc., a reseller of computer software, hardware and peripherals, where he was employed from September 1994 through August 1996. Before joining Egghead, Mr. Davis was an associate attorney with the Seattle law firm of Stanislaw Ashbaugh from April 1990 through September 1994. Mr. Davis earned his BA degree from Whitman College and his JD from the University of Oregon.

     Bruce Manke, age 55, joined the Company in September 1996 as Senior Vice President of Board Sports and Administration. From July 1992 until February 1996, Mr. Manke was President of the Polish American Trade Group, a trading company doing business in Poland and the Eastern Bloc. From 1985 to 1992, he served as Executive Vice President of Allegra, Inc, dba Vaurnet-France, a manufacturer of eyewear, accessories and apparel. Mr. Manke earned a BS degree from the University of Connecticut, a BA degree from New Hampshire College, and an MBA from Rutgers University.

     Robert F. Marcovitch, age 41, began serving as Sr. Vice President of the Company's Apparel and International divisions in October 1996. Prior to that he was employed by C.A.S. Sports International, Inc., a former subsidiary of the Company, where he served as President from August 1994 through October 1996. From December 1992 to August 1994, Mr. Marcovitch was Director of Apparel for Nike Canada, where he was responsible for all of Nike's non-footwear business in Canada. From 1989 to 1992, Mr. Marcovitch was Strategic Account Manager of Nike Canada's apparel division. Mr. Marcovitch attended Concordia University in Montreal.

     G. Scott Stewart, age 35, served as the Company's Vice President from April 1995 until September 1996, when he was appointed Senior Vice President of Finance. He has also been the Company's Chief Financial Officer since April 1995, and Treasurer since July 1995. In November of 1997, Mr. Stewart also became the Chief Executive Officer of the Company's SMP Clothing subsidiary. From November 1990 to April 1995, Mr. Stewart was a Senior Manager in the audit department of Ernst & Young LLP. Mr. Stewart earned BA and BS degrees from the University of Washington and an MBA degree from Seattle University. He is a licensed Certified Public Accountant.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of April 7, 1998 by (i) each person known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock; (ii) by each director and nominee; (iii) by the group of individuals collectively referred to as "the Named Executive Officers" consisting of all individuals serving as the Company's Chief Executive Officer or acting in a similar capacity during the year ending December 31, 1997, and the other four most highly paid executive officers of the Company other than the Chief Executive Officer; and (iv) by all directors and executive officers of the Company as a group.

                         TABLE OF BENEFICIAL OWNERSHIP

                                                            AMOUNT AND NATURE OF    PERCENT OF SHARES
               NAME OF BENEFICIAL OWNER(1)                  BENEFICIAL OWNERSHIP       OUTSTANDING
               ---------------------------                  --------------------    -----------------
James J. Salter...........................................         927,581(2)              7.6%
  25 Vanley Crescent
  North York, On M3J 2B7
Mark M. Salter............................................       1,164,818(3)              9.3%
  1900 W. Loop South, #550
  Houston, TX 77027
Cory J. Hechler...........................................         406,500(4)              3.3%
Robert E. Hall............................................         311,865(5)              2.6%
Gerald B. Wasserman.......................................          85,000(6)                *
Robert F. Marcovitch......................................          48,659(7)                *
G. Scott Stewart..........................................          20,877(8)                *
David A. Janes, Jr........................................          16,538(9)                *
Bruce Manke...............................................          14,314(10)               *
David H. Davis............................................           7,565(11)               *
All directors and executive officers as a group (9
  persons)................................................       2,076,136                16.3%

---------------
  *  Less than 1%

 (1) Except as otherwise noted in these footnotes, each of the persons named in the table has sole voting and investment power with respect to the shares shown beneficially owned by such person, subject to community property laws, if applicable. As noted in these footnotes, shares beneficially owned may include shares subject to options that are exercisable on or before June 6, 1998.

 (2) Includes 807,581 shares held by DLS Financial Holdings, Inc., a trust controlled by Mr. Salter and 120,000 shares subject to options that are currently exercisable or exercisable on or before June 6, 1998.

 (3) Includes: (i) 835,000 shares held by Salter Family Partners, Ltd., a limited partnership of which Mark Salter and his wife are the sole general partners, with shared voting and investment control; (ii) 6,000 shares held by Mark Salter as custodian for his three minor children, for which Mr. Salter disclaims beneficial ownership; (iii) 200,000 shares that are issuable upon the conversion of 100,000 shares of the Company's Series A Convertible Preferred Stock held by Salter Family Partners, Ltd.; and (iv) 123,818 shares subject to options that are currently exercisable or exercisable on or before June 6, 1998.

 (4) Includes 339,000 shares owned directly and 67,500 shares subject to options that are currently exercisable or exercisable on or before June 6, 1998.

 (5) Includes 9,240 shares owned directly, 287,000 shares held by the Robert E. Hall Family Trust, a trust controlled by Mr. Hall, and 15,625 shares subject to options that are currently exercisable or exercisable on or before June 6, 1998.

 (6) Represents shares subject to options that are currently exercisable or exercisable on or before June 6, 1998.

 (7) Includes 534 shares owned directly and 48,125 shares subject to options that are currently exercisable or exercisable on or before June 6, 1998.

 (8) Includes 1,502 shares owned directly, and 19,375 shares subject to options that are currently exercisable or exercisable on or before June 6, 1998.

 (9) Represents shares subject to options that are currently exercisable or exercisable on or before June 6, 1998.

(10) Includes 6,689 shares owned directly, and 5,625 shares subject to options that are currently exercisable on or before June 6, 1998.

(11) Includes 4,440 shares owned directly and 3,125 shares subject to options that are currently exercisable or exercisable on or before June 6, 1998.

                             EXECUTIVE COMPENSATION

     The following table sets forth annual and long-term compensation for services rendered during the years ending December 31, 1997, 1996 and 1995 by the Named Executive Officers.

SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                            ANNUAL COMPENSATION           ------------
                                    -----------------------------------      AWARDS
                                                              OTHER       ------------
                                                              ANNUAL       SECURITIES     ALL OTHER
                                                           COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)       ($)         OPTIONS(#)        ($)
---------------------------  ----   ---------   --------   ------------   ------------   ------------
Robert E. Hall(1)            1997    200,000          0        6,855         62,500              0
  Chief Executive            1996     76,590          0        5,255         62,500              0
  Officer and President      1995        N/A        N/A          N/A            N/A            N/A
Bruce Manke(2)               1997    148,750     20,000        5,751         22,500              0
  Sr. Vice President of      1996     49,800          0        2,375         15,000              0
  Board Sports and           1995        N/A        N/A          N/A            N/A            N/A
  Administration
Robert F. Marcovitch(3)      1997    200,000          0        1,875          7,500              0
  Sr. Vice President of      1996    200,000          0        1,875              0              0
  International and Apparel  1995    214,683          0            0         80,000              0
G. Scott Stewart(4)          1997    110,000          0        4,550          7,500              0
  Sr. Vice President,        1996    100,000     15,000        1,479              0              0
  Chief Financial Officer    1995     48,657     10,000            0         30,000              0
  and Treasurer
David Janes, Jr.(5)          1997    158,525          0        2,570         67,500              0
  Sr. Vice President of      1996    180,982          0       13,445         35,000         50,000
  Manufacturing              1995     27,700    119,112        3,690         25,000              0
David H. Davis(6)            1997    103,332          0        2,375         12,500              0
  Secretary and General      1996     31,090          0            0         10,000              0
  Counsel                    1995        N/A        N/A          N/A            N/A            N/A

---------------
(1) Mr. Hall joined the Company in August 1996; the salary shown for that year is for a partial year's employment. The amount shown for other annual compensation represents contributions by the Company to the Company's 401(k) savings plan on behalf of Mr. Hall and an automobile allowance. Stock option grants for 1997 include the repricing of 62,500 options originally granted in 1996.

(2) Mr. Manke joined the Company in September 1996; the salary shown for 1996 is for a partial year's employment. The amount shown for other annual compensation represents contributions by the Company to the Company's 401(k) savings plan on behalf of Mr. Manke and an automobile allowance. Stock option grants for 1997 include the repricing of 15,000 options originally granted in 1996.

(3) The amount shown for other annual compensation for Mr. Marcovitch represents contributions by the Company to the Company's Retirement Savings Plan on behalf of Mr. Marcovitch.

(4) Mr. Stewart joined the Company in April 1995; the salary shown for 1995 is for a partial year's employment. The amount shown for other annual compensation represents contributions by the Company to the Company's 401(k) savings plan on behalf of Mr. Stewart and an automobile allowance.

(5) Mr. Janes joined the Company in September 1995. In June 1997, Mr. Janes resigned his position as an officer of the Company, but continued work as an independent consultant to the Company. The salary shown for 1995 is for a partial years' employment. The amount shown for other annual compensation represents contributions by the Company to the Company's 401(k) savings plan on behalf of Mr. Janes and an automobile allowance. The amount shown for all other compensation in 1996 represents a payment made to Mr. Janes in consideration for modifying the terms of his employment contract.

(6) Mr. Davis joined the Company in September 1996; the salary shown for that year is for a partial year's employment. The amount shown for other annual compensation represents contributions by the Company to the Company's 401(k) savings plan on behalf of Mr. Davis. Stock option grants for 1997 include the repricing of 10,000 options originally granted in 1996.

OPTION GRANTS IN 1997

     The following table provides information on option grants to the Named Executive Officers in 1997.

                                                                                         POTENTIAL REALIZABLE
                                                INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                            ----------------------------------------------------------       ANNUAL RATES
                             NUMBER OF     PERCENT OF TOTAL                                 OF STOCK PRICE
                             SECURITIES      OPTIONS/SARS                                  APPRECIATION FOR
                             UNDERLYING       GRANTED TO      EXERCISE OR                   OPTION TERM(2)
                            OPTIONS/SARS     EMPLOYEES IN     BASE PRICE    EXPIRATION   ---------------------
                            GRANTED (#)     FISCAL YEAR(1)      ($/SH)         DATE         5%          10%
                            ------------   ----------------   -----------   ----------   ---------   ---------
Robert E. Hall............     62,500(3)         12.7%          $6.500       8/7/2006    $223,975     551,665
Bruce Manke...............      7,500             1.5            6.000      1/21/2007      27,536      70,502
                               15,000(3)          3.0            6.500       9/3/2006      53,754     132,399
Robert F. Marcovitch......      7,500             1.5            6.000      1/21/2007      27,536      70,502
G. Scott Stewart..........      7,500             1.5            6.000      1/21/2007      27,536      70,502
David A. Janes, Jr........      7,500             1.5            6.000      1/21/2007      27,536      70,502
                               60,000(3)         12.2            6.500      1/23/2007     124,205     400,386
David H. Davis............      2,500             0.5            6.000      1/21/2007       9,178      23,500
                               10,000(3)          2.0            6.500       9/3/2006      35,836      88,266

---------------
(1) Based on an aggregate of 492,475 stock options granted to employees during 1997.

(2) Potential realizable value is based on an assumption that the value of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. This formula is calculated based on SEC requirements and does not reflect the Company's estimate of future stock price growth.

(3) This grant represents a repricing of a previous year's grant. See "Option Repricing."

     The Company's Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which in 1997 consisted of Messrs. Hechler, Salter and Wasserman. The Compensation Committee determines to whom options are granted, the number of shares subject to each option, the vesting schedule and the exercise price. The exercise price may not be less than the fair market value of the Common Stock on the date of grant. Options generally vest over four years and have a duration of ten years. The exercise price may be paid in cash, by delivering shares of Common Stock already owned by the option holder or by complying with any other payment mechanism approved by the plan administrator. Subject to certain limitations, the Compensation Committee may modify the terms of and reprice outstanding options.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table shows data relating to stock options exercised by the Company's Named Executive Officers and unexercised options held by such persons at the end of 1997.

                                                               NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                     SHARES                   UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                    ACQUIRED      VALUE               OPTIONS               AT FISCAL YEAR-END($)
                                   ON EXERCISE   REALIZED     AT FISCAL YEAR-END (#)      EXERCISABLE/UNEXERCISABLE
              NAME                     (#)         ($)       EXERCISABLE/UNEXERCISABLE               (1)
              ----                 -----------   --------   ---------------------------   -------------------------
Robert E. Hall...................      -0-         N/A             15,625/46,875                       $0/$0
Bruce Manke......................      -0-         N/A              3,750/18,750                        0/0
Robert F. Marcovitch.............      -0-         N/A             26,250/53,750                        0/0
G. Scott Stewart.................      -0-         N/A             10,000/22,500                        0/0
David A. Janes, Jr...............      -0-         N/A                  0/67,500                        0/0
David H. Davis...................      -0-         N/A              2,500/10,000                        0/0

---------------
(1) The amount shown is the aggregate number of shares of Common Stock that may be purchased pursuant to the exercise of outstanding options, multiplied by the difference between the closing price of the Common Stock reported on Nasdaq National Market on December 31, 1997, $2.00, and the per share exercise price of such options.

OPTION REPRICING

     The following table sets forth information with respect to repricings of options held by any executive officer during the period commencing May 5, 1994 (the date the Company went public) and ending December 31, 1997:

                                      NUMBER OF                                                       LENGTH OF
                                     SECURITIES                                                        ORIGINAL
                                     UNDERLYING    MARKET PRICE                                      OPTION TERM
                                       OPTIONS      OF STOCK AT    EXERCISE PRICE                    REMAINING AT
                                      REPRICED        TIME OF        AT TIME OF      NEW EXERCISE      DATE OF
          NAME              DATE         (#)       REPRICING ($)    REPRICING ($)       PRICE         REPRICING
          ----             -------   -----------   -------------   ---------------   ------------   --------------
Robert E. Hall...........  1/23/97     62,500         $6.500           $10.000          $6.500        115 months
Bruce Manke..............  1/23/97     15,000          6.500            12.063           6.500        116 months
David A. Janes, Jr.......  1/23/97     25,000          6.500            17.500           6.500        104 months
                           1/23/97     35,000          6.500            15.875           6.500        109 months
David H. Davis...........  1/23/97     10,000          6.500            12.063           6.500        116 months

     On January 23, 1997, as an incentive for the Company's employees, the Board of directors voted to give all employees currently holding options under the 1994 Stock Option Plan the opportunity to surrender those options and receive new options priced at $6.50 per share. Options issued under the Directors' Plan were excluded from repricing. With the exception of the exercise price, the terms of the new options, including vesting schedule, are identical to the terms of the old options. The holders of 399,500 options (having exercise prices ranging from $7.43 per share to $29.938 per share) elected to exchange their options under this program.

     In addition to the executive officers listed in the table above, 118 other employees were affected by the repricing since a significant number of options had been granted at prices exceeding $6.50 per share. The Board of Directors approved the option repricing because it believes that options are a significant factor in the Company's ability to attract and retain key employees that are important to the Company's long-term success.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL ARRANGEMENTS

     MR. HALL'S EMPLOYMENT AGREEMENT. Mr. Hall serves as the Company's Chief Executive Officer and President pursuant to an employment agreement that provides for (i) a term ending August 19, 2001; (ii) an annual base salary of $200,000, which shall be increased annually by at least five percent (5%) beginning December 31, 1997, (iii) the opportunity to earn annual bonuses in the form of stock options equal to fifty thousand (50,000) shares of Common Stock multiplied by the percentage by which actual consolidated net income of the Company for the year in question exceeds budgeted consolidated net income, and (iv) the use of an automobile or, at Mr. Halls' option, an allowance in an amount necessary to lease such automobile, together with an expense account for the reimbursement of repairs, maintenance, fuel and insurance on the automobile. In connection with Mr. Hall's entering into the employment agreement and beginning employment with the Company, he received, pursuant to the employment agreement's terms, a stock option to purchase sixty-two thousand five hundred (62,500) shares of Common Stock under the Company's 1994 Stock Option Plan, which will vest in twenty-five percent (25%) increments on each of the first four anniversaries of the date of grant. Under the employment agreement, if the Company terminates Mr. Hall's employment without cause (as defined in the employment agreement), Mr. Hall will receive termination payments from the Company equal to his then-current monthly salary for a period of six months following termination. Under the agreement, Mr. Hall has agreed not to compete with the Company anywhere in the world snowboard and apparel market during the term of his employment with the Company and for two years thereafter.

     MR. MANKE'S EMPLOYMENT AGREEMENT. Mr. Manke serves as the Company's Senior Vice President of Board Sports and Administration pursuant to an employment agreement that provides for (i) a term on an "at will" basis; (ii) an annual base salary of $165,000; (iii) a bonus in the amount of $20,000 for the time period September 1996 -- December 1997; (iv) the opportunity to earn an initial bonus in 1998 based on 4% of the pre-tax profit generated by the divisions for which he is responsible, which bonus will not exceed $50,000, plus a supplemental bonus in 1998 based on 1% of total Company profit, which bonus will not exceed $50,000, with the possibility of additional bonuses awarded from time to time based on such criteria and objectives as the Company, in its discretion, may designate; and (v) an automobile allowance of $500 per month plus gasoline and maintenance purchased for the operation of such automobile. Under the employment agreement, if the Company terminates Mr. Manke's employment other than for "cause", the Company will continue to pay his then-current rate of salary for a period of six months following the date of termination. Pursuant to the agreement, Mr. Manke executed a Confidentiality, Inventions and Noncompetition Agreement.

     MR. STEWART'S EMPLOYMENT AGREEMENT. Mr. Stewart serves as the Company's Senior Vice President of Finance, Chief Financial Officer and Treasurer pursuant to an employment agreement that provides for (i) a term on an "at will" basis;
(ii) an annual base salary of $110,000; (iii) the opportunity to earn a bonus based on the profitability of the Company; and (iv) an automobile allowance of $600 per month plus gasoline purchased for the operation of such automobile. Under the employment agreement, if the Company terminates Mr. Stewart's employment other than for "cause", the Company will continue to pay his then-current rate of salary for a period of six months following the date of termination. Pursuant to the agreement, Mr. Stewart executed a Confidentiality, Inventions and Noncompetition Agreement.

     CHANGE IN CONTROL ARRANGEMENTS. Options to purchase shares of Common Stock granted to each Named Executive Officer under the Company's Stock Option Plan automatically become vested in the event of a change in control of the Company or the termination of the executive's employment other than termination by the Company for cause or resignation of the executive without cause. A "change in control" is defined as certain mergers of the Company with or into other entities, a sale of substantially all of the assets of the Company, a successful proxy contest by a third party, the commencement of a tender offer for the Common Stock or the acquisition by any person of 20% of the outstanding Common Stock.

REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board (the "Committee") is responsible for recommending to the Board compensation for the Company's executive officers, and for reviewing and approving compensation recommendations made by the Chief Executive Officer for the other officers and key employees. The Committee is also responsible for administering all of the Company's compensation programs. See "Additional Information Concerning the Company -- Board and Committee Meetings".

     In determining the base salary for a particular executive within the salary range for his or her position, the Committee initially takes into account the salary necessary to encourage the executive to join the Company in lieu of pursuing other employment opportunities. In later years, the Committee considers the amount budgeted by the Board for salary increases and the executive's success in achieving the performance objectives established for such executive. As more fully discussed below, for 1997 the Committee focused on developing a uniform stock option program for management-level employees. For 1998, the Committee intends formulating a plan that will bring similar uniformity and certainty to the Company's bonus program.

     In January 1997, the Company adopted a stock option program whereby executives and certain additional employees by grade of employment are granted on option to purchase a predetermined amount of the Company's Common Stock on an annual basis. This program is intended to replace the Company's less structured stock option grant program. The newly adopted option program is one element of a three-pronged compensation strategy currently in development by the Company to compensate its senior executives. The remaining elements of this plan are base salary and a bonus based on divisional performance. The Committee believes the new compensation strategy will more closely align the interests of executives and other key employees to that of the Company and its shareholders, and will also serve to attract and retain high quality employees.

     Under the Omnibus Budget Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly compensated executive officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes no compensation paid by the Company during 1998 will exceed the $1 million limitation.

                                                      THE COMPENSATION COMMITTEE

                                                                  MARK M. SALTER
                                                       CORY J. HECHLER, CHAIRMAN

PERFORMANCE GRAPH

     The following chart presents a comparison of the cumulative total shareholder returns since the date of the Company's initial public offering (May 6, 1994) of the Company's Common Stock, the Nasdaq Composite Index, and the Standard & Poor's Entertainment and Leisure Index. The graph assumes an initial investment of $100 and reinvestment of all dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

                             May 6,   December 31,    December 31,    December 31,
                              1994        1995            1996            1997
                            -------   ------------    ------------    ------------
Ride, Inc. Common Stock     $100.00    $1,450.00         $258.33         $ 88.89
Nasdaq US Index             $100.00      $146.19         $179.83         $220.78
S&P's Leisure Time
  (Products) Index          $100.00       $76.11          $88.83          $90.30


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On July 15, 1997, the Company entered into an Asset Purchase Agreement whereby the Company purchased substantially all of the assets of Galena Creek Trading Company, Inc., dba Smiley Hats ("Smiley Hats"), a designer, manufacturer and marketer of winter sports hats and related headwear. The purchase price was comprised of approximately $550,000 in cash and 320,000 shares of Common Stock valued at $750,000. Mr. Robert E. Hall, the Company's Chief Executive Officer and President, was the majority shareholder of Smiley Hats. In connection with the acquisition, Mr. Hall received 287,000 shares of Common Stock. A valuation opinion from an investment banking company was obtained by the Company in connection with this transaction.

     David A. Janes, Jr., the former Senior Vice President of Manufacturing of the Company, is also a former Project Manager of California Manufacturing Enterprises ("CME"), a manufacturer of snowboards and snowboard binding parts, and one of the Company's suppliers. Mr. Janes' father, David A. Janes, Sr. has a financial interest in CME. In fiscal year 1997, aggregate purchases by the Company from CME were approximately $141,000. All purchases were made in the ordinary course of business, and were based on competitive bids and/or specialized capabilities needed to support the Company.

OTHER BUSINESS

     Management knows of no other business which will be presented for action at the Annual Meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires directors, certain officers and greater-than-10% shareholders ("Reporting Persons") of all publicly-held companies to file certain reports ("Section 16 Reports") with respect to beneficial ownership of such companies' equity securities.

     Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal 1997 have been complied with on a timely basis, except as described as follows: Robert E. Hall, an officer and director of the Company, was late in the reporting of two transactions on a Form 5; G. Scott Stewart, an officer of the Company, was late in reporting three transactions on two Forms 4; Bruce Manke, an officer of the Company, was late in reporting one transaction each on a Form 4 and a Form 5; and Robert F. Marcovitch was late reporting three transactions on a Form 5 which was also filed late.

SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS

     In order to be eligible for inclusion in the proxy materials of the Company for the 1999 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received no later than December 10, 1998. Such proposals must be mailed to the Company's main office at 8610 -- 304th Avenue S.E., Preston, Washington 98050, Attention: David H. Davis, Corporate Secretary. Any such proposal will be subject to the requirements of the proxy rules under the Exchange Act.

                                          By Order of the Board of Directors

                                          /s/ David H. David

                                          David H. Davis
                                          Secretary
Preston, Washington
April 7, 1998

                                                                       EXHIBIT A

                            PROPOSED AMENDMENT NO. 1

     Subject to approval by the shareholders of the Company, Article VII of the Restated Articles of Incorporation of the Company shall be deleted in its entirety and replaced with the following:

                                   Directors

     The management of all the affairs, property and interests of the corporation shall be vested in a Board of Directors consisting of not less than three members, the exact number to be fixed by resolution of the Board of Directors. The Board of Directors shall be divided into three classes, respectively designated Class I, II and III, each class to consist of as close to one-third of the total number of authorized Directors as possible. The terms of the Directors in Class I shall expire at the annual shareholders meeting held in 1999, the terms of the Directors in Class II shall expire at the annual shareholders meeting held in 2000, and the terms of the Directors in Class III shall expire at the annual shareholders meeting held in 2001. At annual meetings thereafter, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing meeting of shareholders; provided, however, that, if necessary to maintain relative equality among the classes of Directors created due to vacancies or removals of Directors, Directors may be elected to a class whose term expires prior to such third ensuing annual meeting of shareholders. Newly created directorships resulting from any increase in the number of Directors or any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected to fill a vacancy in accordance with the preceding sentence shall be of the same class as the Directors he or she succeeds and shall hold office for the remainder of the full term of such class, unless, by reason of any previous changes in the authorized number of Directors, the Board shall designate the vacant directorship as a directorship of another class in order to achieve more equality in the number of Directors among the classes. Notwithstanding any of the foregoing provisions of this Articles, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of authorized Directors.


     The qualifications, manner of election, time and place of meetings, and powers and duties of the Directors of the corporation shall be as set forth in the bylaws of the corporation.

                                                                       EXHIBIT B



                            PROPOSED AMENDMENT NO. 2



     Subject to approval by the shareholders of the Company, Article VII of the Restated Articles of Incorporation of the Company shall be amended with the addition of following:



                               REMOVAL FOR CAUSE



     At any meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed from office at any time, but only (i) for Cause and (2) by the affirmative vote of the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought. For purposes of this Article VII, "Cause" shall be construed to exist only if the Director whose removal is proposed (i) has been convicted of a felony by a court of competent jurisdiction or (ii) has been adjudged by a court of competent jurisdiction to be liable for engaging in an act involving willful malfeasance which had a material adverse effect on the corporation. Where a question of the removal of a Director for Cause is to be presented for shareholder consideration, an opportunity must be provided such Director to present his or her defense to the shareholders by a statement which must accompany or precede the notice of the meeting at which removal of such Director for Cause shall be considered. Under such circumstances, the Director involved shall be served with notice of the meeting at which such action is proposed to be taken together with a statement of the specific charges and shall be given an opportunity to be present and to be heard at the meeting at which his or her removal is considered.

                                                                       EXHIBIT C



                            PROPOSED AMENDMENT NO. 3


     Subject to approval by the shareholders of the Company, Section 1 of
Article V of the Restated Articles of Incorporation of the Company shall be deleted in its entirety and replaced with the following:

     Section 1. Classes. The Corporation shall be authorized to issue two (2) classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares that the Corporation shall have authority to issue is forty million (50,000,000); the authorized number of shares of Common Stock shall be thirty million (40,000,000), without par value; the authorized number of shares of Preferred Stock shall be ten million (10,000,000), without par value.

                                      PROXY

                                   RIDE, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Robert E. Hall and G. Scott Stewart, or either of them, as proxies, each with full power of substitution, to vote for and on behalf of the undersigned, as designated below, the number of shares of Common Stock of Ride, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 18, 1998 at 9:00 a.m., local time, and at any adjournments thereof. The undersigned directs that this proxy be voted as follows:

        (1) Election of Directors (please mark appropriate box):

            [ ] FOR all nominees named below (except as indicated to the contrary below)

                 Cory J. Hechler , Mark M. Salter, Robert E. Hall

            [ ]  WITHHOLD AUTHORITY to vote for all nominees named below.

        INSTRUCTION:  To withhold authority to vote for individual nominee(s), print the nominees' name(s) in the following space(s):

        (2) A proposal to amend the Company's Restated Articles of Incorporation to establish a classified Board of Directors and to designate the directors to the respective classes as follows: Class I - Cory J. Hechler; Class II - Robert E. Hall; Class III - Mark M. Salter:

                 [  ] FOR             [  ] AGAINST          [  ] ABSTAIN

        (3) A proposal to amend the Company's Restated Articles of Incorporation to provide for removal of directors only for cause.

                 [  ] FOR             [  ] AGAINST          [  ] ABSTAIN

        (4) A proposal to amend the Company's Restated Articles of Incorporation to increase the amount of authorized Common Stock, without par value, from 20,000,000 to 40,000,000 shares:

                 [  ] FOR             [  ] AGAINST          [  ] ABSTAIN

        (5) A proposal to ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the 1998 fiscal year.

                 [  ] FOR             [  ] AGAINST          [  ] ABSTAIN

        (6) In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.

        The shares of stock represented by this proxy will be voted as specified above, unless otherwise directed. IF NO SPECIFICATION IS MADE ON THE ELECTION OF DIRECTORS, A VOTE FOR ALL NOMINEES NAMED ABOVE WILL BE ENTERED. The undersigned hereby revokes any proxy or proxies heretofore given for such stock and ratifies all that the above-named proxies or their substitutes may lawfully do by virtue hereof.

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PLEASE SIGN, DATE AND RETURN PROMPTLY   Please sign exactly as your name appears
 USE THE ENCLOSED RETURN ENVELOPE       on this proxy.  When shares are held by
                                        joint tenants, both should sign. When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer. If a partnership,
                                        please sign in partnership name by
                                        authorized person.



                                    --------------------------------------------
                                    (Signature)                 (Date)


                                    --------------------------------------------
                                    (Signature if held jointly) (Date)